Exhibit 10.20
Mirion Technologies
Summary of Executive Bonus Program
A. Introduction
The Executive Bonus Program (the “Program”) of Mirion Technologies (the “Mirion”) is described in this Program description as well as an accompanying “Bonus Statement.” The Bonus Statement is specific to each individual participant of the Program and sets forth the key parameters of how the Program applies to that individual. For purposes of the Program, some terms are defined herein or in the Bonus Statement.
Each year, the Program shall cover the time period representing Mirion’s fiscal year (the “Plan Year”) or such other period as shall be specified by the Board of Directors of Mirion Technologies, Inc. (the “Board”) (provided that the Board may delegate authority under this Program to its Compensation Committee or another committee of the Board, in which case all references herein to the Board shall include such committee).
Mirion currently operates in multiple countries across three continents. So as to have a unified Program that applies similarly to all participants regardless of their geographical location, this Program makes references to “local laws” in several places. It is the express intent that the Program be in compliance with local laws and, where there is a conflict, local law shall prevail with regard to the specific conflict and the remainder of this Program shall continue to be implemented in accordance with the intentions set forth herein.
B. Purpose
The purpose of the Program is to provide an incentive to participating executives for superior operating and financial performance in order to enhance the financial alignment between management and the shareholders.
C. Preliminary Contingencies
•	All bonuses paid pursuant to the Program are contingent upon approval by Mirion’s Board of Directors.

•	Any such bonuses will be paid only after the completion of the audit of Company’s financial statements for the Plan Year (estimated to be 30-45 days following the close of the prior fiscal year) and the requisite approval of the bonuses by the Board (estimated to be no later than 60 days following the close of the prior fiscal year). Subject to local laws, bonuses for a Plan Year ending June 30 would be paid no later than September 15 in jurisdictions where local laws impose penalties for payment beyond this date, and otherwise no later than September 30.

•	To be eligible to receive a bonus under the Program, an employee must be an Eligible Employee (as defined below), be a current employee of a Mirion Technologies company both as of the conclusion of the Plan Year and as of the date at which the bonus is actually paid, subject to any requirements under local law or employment contract.
D. Eligibility
The CEO, in his sole and absolute discretion, shall designate an employee as eligible to participate in the Program, subject to confirmation by the Board. Where required by local law, employees who are designated to participate shall only be eligible if they accept participation in the Program, including amending any written employment contract as may be required. An employee designated for the Program who has accepted participation in the Program shall be referred to as an “Eligible Employee.”
The Eligible Employee’s “Annual Base Salary” is defined for purposes of the Program as twelve times the gross monthly base pay paid to the Eligible Employee during the Plan Year; provided that where an Eligible Employee’s gross monthly base pay changes over the course of the Plan Year, then the Annual Base Salary shall be the cumulative gross monthly base pay actually paid to the Eligible Employee for the Plan Year. Notwithstanding anything to the contrary, Annual Base Salary shall not include any bonus (contractual or otherwise), commissions, reimbursements, or any other type of incentive pay that are paid to the Eligible Employee. If an employee becomes an Eligible Employee during the course of the Plan Year, unless specifically provided otherwise in writing, the Annual Base Salary shall be reduced to be a prorated amount based on the length of participation during that Plan Year (e.g., if an Eligible Employee participates for one-half of the Plan Year, then that Eligible Employee’s Annual Base Salary for purposes of this Program shall be deemed to be one-half the annualized amount). If an Eligible Employee is absent from work during the Plan Year due to a paid leave of absence, such as medical disability, the bonus payout shall not be reduced by the Eligible Employee’s time away from work for that reason.
E. Administration and Plan Interpretation
For each Plan Year, each Eligible Employee will receive a written document (their “Bonus Statement”) that identifies the following with respect to the Eligible Employee for that Plan Year:
•	Business Unit,

•	Target Bonus Percentage,

•	Eligible Bonus Percentage,

•	Personal Business Objectives, and/or Financial Business Objectives.
The Bonus Statement, along with this Program, constitute the entire Executive Bonus Program for the Eligible Employee. Each Eligible Employee (but not including the CEO) must sign the Bonus Statement for it to be effective. All bonus payments will be subject to all applicable withholding or social taxes, as applicable for the relevant country in which the employee works.
The CEO is responsible for: proposing the Personal Business Objectives set forth in the Bonus Statement, subject to confirmation by the Board; and, for reviewing and determining (subject to confirmation by the Board) whether an Eligible Employee has achieved the designated objectives for purposes of earning a bonus under the Program; provided however that the Board reserves the discretion to reduce pay-out for any individual executive if the CEO or the Board has flagged his or her performance as materially deficient.
This Program may be amended, modified, or discontinued upon reasonable notice, subject to requirements of local law. No modifications to the terms of this Program for an Eligible Employee will be effective unless specifically stated in writing that the terms of the Program are being modified and such statement is signed by both the CEO and the Eligible Employee, subject to any requirements of local law. In jurisdictions where the Eligible Employee’s employment is “at-will,” participation in the Program does not alter or change the Eligible Employee’s status as an at-will employee and in no way confers any right to future employment with any particular company within the Mirion Technologies group.
F. Incentive Opportunity
Actual bonus compensation will be based on the following, as set forth herein and in the Bonus Statement:
•	the financial performance of the Eligible Employee’s Business Unit for the calculation of the Eligible Bonus Percentage using metrics determined by the Board (e.g., Adjusted EBITDA, Net Income, Earnings Per Share);

•	the Eligible Employee’s achievement of specified Personal Business Objectives, and/or the Eligible Employee’s commitment to future growth, as specified in the Financial Business Objectives.
The Target Bonus Percentage will be determined by the Board.

(1) Calculation of Eligible Bonus Percentage
The size of the Eligible Employee’s Eligible Bonus Percentage will be determined by the Eligible Employee’s Business Unit financial performance using metrics determined for each Plan Year by the Board (e.g., Adjusted EBITDA), and such metrics may include modifiers to Eligible Bonus Percentage (e.g., a Working Capital Modifier).
(2) Calculation of Potential Bonus Pool and Determination of Actual Bonus Compensation
The resulting Eligible Employee’s Eligible Bonus Percentage is then multiplied by the Eligible Employee’s Annual Base Salary (as defined above) to arrive at the Potential Bonus Pool.
From the Potential Bonus Pool, the Eligible Employee’s actual bonus compensation will be determined as follows:
a.	One half (50%) of the Eligible Employee’s Potential Bonus Pool will be paid without additional contingencies.

b.	Where an Eligible Employee has both Personal Business Objectives and Financial Business Objectives, then:

One quarter (25%) of the Eligible Employee’s Potential Bonus Pool will be paid subject to the Eligible Employee’s attainment of the Personal Business Objectives. Each Personal Business Objective will be assigned a weighting that corresponds to the share of this component of the pool that is contingent upon its achievement; provided, however, that where no weighting is assigned, each Personal Business Objective shall have equal weighting.

One quarter (25%) of the Eligible Employee’s Potential Bonus Pool will be paid subject to attainment of the Financial Business Objectives reflected for the next fiscal year after the Plan Year. Each Financial Business Objective will be assigned a weighting that corresponds to the share of this component of the pool that is contingent upon its achievement; provided, however, that where no weighting is assigned, each Financial Business Objective shall have equal weighting.

c.	Where an Eligible Employee has only Personal Business Objectives, then:

One half (50%) of the Eligible Employee’s Potential Bonus Pool will be paid subject to the Eligible Employee’s attainment of the Personal Business Objectives. Each Personal Business Objective will be assigned a weighting that corresponds to the share of this component of the pool that is contingent upon its achievement; provided, however, that where no weighting is assigned, each Personal Business Objective shall have equal weighting.
G. Additional Terms for Currency Fluctuations
To the extent Personal Business Objectives, Financial Business Objectives, or other bonus parameters set forth in the Bonus Statement contain fixed monetary amounts or metrics that pertain to balance sheet items, such fixed monetary amounts or balance sheet items shall be adjusted to neutralize foreign exchange currency movements during the Plan Year. The method and calculation of such adjustment shall be determined and applied by the CFO and subject to approval by the Board.
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